List of subsidiaries as of 12/31/2011


ElephantTalk
Elephant Talk Communications Corp. (Delaware)
100%
ET Europe Holding BV Netherlands
100%
ET Global Holding BV Netherlands
100%
Validsoft Limited Ireland
100%
ETC France SAS France
100%
ETC Holding AG Switzerland
51%
ETC PRS U.K. Ltd UK
100%
Moba Consulting Partners B.V. Netherlands
99,75%
0,25%
ETC Luxembourg S.A. Luxemburg
0,25%
99,75%
ET Business Services W.L.L. Bahrain
100%
Validsoft (UK) Limited United Kingdom
100%
ETC, SLU Spain
100%
ET Mobile Services BV Netherlands
100%
ETC Austria GmbH Austria
51%
ETC Premium Rate Services Netherlands BV Netherlands
100%
Vocalis Austria GmbH Austria
100%
ETC Italy SRL Italy
100%
ET-STREAM GmbH Switzerland
100%
ETC Carrier Services GmbH Switzerland
100%
ETC Carrier Services GmbH Branch Netherlands
100%
ETC Europe GmbH Switzerland
100%
ETC Schweiz GmbH Switzerland
100%
ETC Schweiz GmbH Branch Belgium
60%
ET ME&A (Holding) W.L.L. Bahrain
100%
ET ME&A (Holding) Jordan L.L.C. Jordan
99%
ET Bahrain W.L.L. Bahrain
100%
ET Limited Hong Kong
50.54%
ET ME&A FZ-L.L.C. Dubai
100%
Validsoft (Australia) Pty Limited Australia
100%
ET Caribbean BV Netherlands
100%
ET Guangzhou IT Ltd. China
51%
ET UTS NV Curaçao